Exhibit 99.1

CONTACT:	Michael Berman	FOR IMMEDIATE RELEASE
	(312) 279-1496	July 16, 2007
ELS REPORTS SECOND QUARTER RESULTS
STRONG OPERATING PERFORMANCE
LOWER HOME SALES
     CHICAGO, IL – July 16, 2007 – Equity LifeStyle Properties, Inc. (NYSE: ELS) today announced results for the quarter and six months ended June 30, 2007.
  a) Financial Results
     For the second quarter of 2007, Funds From Operations (“FFO”) were $18.1 million, or $0.59 per share on a fully diluted basis, compared to $16.3 million, or $0.54 per share on a fully-diluted basis for the same period in 2006. For the six months ended June 30, 2007, FFO was $49.6 million, or $1.63 per share on a fully-diluted basis, compared to $43.9 million, or $1.45 per share on a fully-diluted basis for the same period in 2006.
     Net income available to common stockholders totaled $1.6 million, or $0.07 per share on a fully-diluted basis for the quarter ended June 30, 2007. This compares to net income available to common stockholders of $1.2 million, or $0.05 per share on a fully-diluted basis for the second quarter of 2006. Net income available to common stockholders totaled $17.8 million, or $0.73 per share on a fully-diluted basis for the six months ended June 30, 2007. This compares to net income available to common stockholders of $11.3 million, or $0.47 per share on a fully-diluted basis for the six months ended June 30, 2006.
     See the attachment to this press release for reconciliation of FFO and FFO per share to net income and net income per common share, respectively, the most directly comparable GAAP measures.
  b) Portfolio Performance
     Second quarter 2007 property operating revenues were $90.3 million, compared to $84.1 million in the second quarter of 2006. Property operating revenues for the six months ended June 30, 2007 were $190.9 million, compared to $174.3 million for the same period in 2006.
     For the quarter ended June 30, 2007, our Core1 property operating revenues increased approximately 6.3 percent and Core property operating expenses increased approximately 3.9 percent resulting in an increase of approximately 8.5 percent to income from Core property operations over the quarter ended June

[1]	Properties we owned for the same period in both years.

30, 2006. For the six months ended June 30, 2007, our Core property operating revenues increased approximately 6.1 percent, while Core property operating expenses increased approximately 4.3 percent resulting in an increase of approximately 7.6 percent in income from Core property operations over the six months ended June 30, 2006.
     For the quarter ended June 30, 2007, the Company had 115 new home sales (including 13 third-party dealer sales), a 44.7 percent decrease over the quarter ended June 30, 2006. Gross revenues from home sales were approximately $9.2 million for the quarter ended June 30, 2007, compared to approximately $18.1 million for the quarter ended June 30, 2006. Net loss from sales operations was approximately ($0.4) million for the quarter ended June 30, 2007 compared to net income from home sales of $0.7 million for the quarter ended June 30, 2006. For the six months ended June 30, 2007, the Company had 233 new home sales (including 23 third-party dealer sales), a 34.2 percent decrease over the same period in 2006. Gross revenues from home sales were approximately $18.3 million for the six months ended June 30, 2007, compared to approximately $30.0 million for the same period in 2006. Net income from sales operations was approximately $0.4 million for the six months ended June 30, 2007 compared to $2.3 million for the six months ended June 30, 2006.
  c) Asset-related Transactions
     During the quarter ended June 30, 2007, we acquired the remaining 75 percent interest in a joint venture property known as Winter Garden, which is a 350-site resort property on approximately 27 acres near Orlando, Florida. The gross purchase price was approximately $10.9 million, and we assumed a first mortgage loan of approximately $4.0 million with an interest rate of 4.3 percent per annum, maturing in 2008.
     On July 6, 2007, we closed on the sale of Del Rey for $13 million to a developer. Del Rey is a 407-site manufactured home community located in Albuquerque, New Mexico. A gain on sale of approximately $7 million will be recognized in the third quarter of 2007.
     We currently have three all-age properties held for disposition and are in various stages of negotiations for sale. The Company plans to reinvest the proceeds from the sales of these properties or reduce its outstanding lines of credit with proceeds.
  d) Balance Sheet
     Our average long-term secured debt balance was approximately $1.6 billion in the quarter, with a weighted average interest rate, including amortization, of approximately 6.1 percent per annum. Our unsecured debt balance currently consists of approximately $91 million outstanding on our lines of credit, which have a current availability of approximately $184 million. Interest coverage was approximately 1.9 times in the quarter ended June 30, 2007.
  e) Privileged Access
     The Company and Privileged Access are currently reviewing their relationship with an expectation of increasing the opportunities for synergy among the parties. The Company provides no assurance that the parties will reach a mutually acceptable arrangement.

     Effective June 1, 2007, our lease with Privileged Access for the Outdoor World portfolio was extended until January 15, 2020 to be co-terminus with the lease for the Thousand Trails portfolio. The annual lease payment was increased to $2.5 million from $1.0 million. The lease now allows Privileged Access to offer a limited number of upgraded memberships to existing Thousand Trails members, which would allow access to the 15 Outdoor World resorts.
  f) Guidance
     ELS management continues to project 2007 FFO per share on a fully-diluted basis to be in the range of $2.95 to $3.05. The Company expects income from home sales and other in 2007 to be approximately $0.5 to $1.0 million. We anticipate that the decrease in our expectation from homes sales will be offset by an increase in other income and expenses (in part as a result of the Outdoor World lease mentioned above) and a decrease in interest expense due to lower unsecured line-of-credit balances for the second half of 2007.
     2008 results will be impacted by factors including the annual increase in the Consumer Price Index (“CPI”). A significant portion of the Company’s revenue growth is tied to changes in CPI. The most recently released CPI growth figure is 2.7 percent compared to 4.2 percent in the comparable period in 2006. Preliminary guidance for 2008 FFO per share on a fully-diluted basis are projected to be in the range of $3.15 to $3.30, assuming free cash flow is used to pay down debt or for acquisitions.
     Factors impacting 2007 and 2008 guidance include i) the mix of site usage within the portfolio; ii) yield management on our short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2007 and 2008 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; v) changes in interest rates; vi) renewal of our property and casualty insurance policies during March 2008; and vii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
     This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility;

•	in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing;

•	our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions;

•	our assumptions about rental and home sales markets;

•	the completion of pending acquisitions and timing with respect thereto;

•	the effect of interest rates; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. owns or has an interest in 309 quality properties in 29 states and British Columbia consisting of 112,458 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
     A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central time on July 17, 2007. The conference call will be limited to questions and answers from interested parties.
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     Tables follow

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)
(Amounts in thousands except for per share data)

	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Property Operations:
Community base rental income	$59,025	$56,409	$117,824	$111,740
Resort base rental income	22,058	19,899	53,779	46,647
Utility and other income	9,178	7,768	19,278	15,906

Property operating revenues	90,261	84,076	190,881	174,293

Property operating and maintenance	31,240	29,470	62,429	57,104
Real estate taxes	7,251	6,749	14,609	13,342
Property management	4,706	4,374	9,364	9,225

Property operating expenses	43,197	40,593	86,402	79,671

Income from property operations	47,064	43,483	104,479	94,622

Home Sales Operations:
Gross revenues from inventory home sales	9,177	18,068	18,284	30,000
Cost of inventory home sales	(8,130)	(15,793)	(16,247)	(26,104)

Gross profit from inventory home sales	1,047	2,275	2,037	3,896
Brokered resale revenues, net	450	618	943	1,275
Home selling expenses	(1,749)	(2,441)	(4,000)	(4,914)
Ancillary services (expenses) revenues, net	(116)	200	1,424	2,006

(Loss) income from home sales and other	(368)	652	404	2,263

Other Income and Expenses:
Interest income	425	553	962	839
Income from other investments, net	5,118	4,779	10,084	9,282
Equity in income of unconsolidated joint ventures	359	854	2,044	2,605
General and administrative	(3,680)	(3,578)	(7,351)	(6,801)
Rent control initiatives	(999)	(204)	(1,435)	(298)

Operating income (EBITDA)	47,919	46,539	109,187	102,512

Interest and related amortization	(25,685)	(26,232)	(51,478)	(50,828)
Income from discontinued operations	18	178	138	467
Depreciation on corporate assets	(111)	(100)	(221)	(210)
Income allocated to Preferred OP Units	(4,039)	(4,038)	(8,070)	(8,068)

Funds from operations (FFO)	$18,102	$16,347	$49,556	$43,873

Depreciation on real estate and other costs	(15,707)	(15,080)	(31,331)	(29,433)
Depreciation on unconsolidated joint ventures	(368)	(559)	(734)	(1,006)
Depreciation on discontinued operations	—	(21)	—	(42)
Gain on sale of properties	—	852	4,586	852
Income allocated to Common OP Units	(393)	(320)	(4,283)	(2,952)

Net Income available to Common Shares	$1,634	$1,219	$17,794	$11,292

Net income per Common Share – Basic	$0.07	$0.05	$0.74	$0.48
Net income per Common Share – Fully Diluted	$0.07	$0.05	$0.73	$0.47

FFO per Common Share – Basic	$0.60	$0.55	$1.66	$1.48
FFO per Common Share – Fully Diluted	$0.59	$0.54	$1.63	$1.45

Average Common Shares – Basic	24,133	23,384	24,023	23,358
Average Common Shares and OP Units – Basic	29,971	29,585	29,927	29,562
Average Common Shares and OP Units – Fully Diluted	30,431	30,205	30,403	30,197

Equity LifeStyle Properties, Inc.
(Unaudited)

	As Of	As Of
	June 30,	December 31,
	2007	2006
Total Common Shares and OP Units Outstanding:
Total Common Shares Outstanding	24,143,817	23,928,652
Total Common OP Units Outstanding	5,836,043	6,090,068

	June 30,	December 31,
	2007	2006
	(amounts in 000s)	(amounts in 000s)
Selected Balance Sheet Data:
Total real estate, net	$1,898,071	$1,901,651
Cash and cash equivalents	$696	$1,605
Total assets	$2,046,232	$2,055,831

Mortgage notes payable	$1,583,968	$1,586,012
Unsecured debt	$98,600	$131,200
Total liabilities	$1,768,277	$1,795,919
Minority interest	$215,700	$212,794
Total stockholders’ equity	$62,255	$47,118

	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Manufactured Home Site Figures and Occupancy Averages: (1)
Total Sites	44,156	44,106	44,154	43,494
Occupied Sites	39,897	39,672	39,931	39,194
Occupancy %	90.3%	89.9%	90.4%	90.1%
Monthly Base Rent Per Site	$493.21	$473.96	$491.78	$475.15
Core Monthly Base Rent Per Site	$498.93	$479.44	$497.49	$477.69

	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Home Sales: (1)
New Home Sales Volume (2)	115	208	233	354
New Home Sales Gross Revenues	$8,527	$17,351	$17,026	$28,688

Used Home Sales Volume (3)	81	104	155	180
Used Home Sales Gross Revenues	$650	$717	$1,258	$1,312

Brokered Home Resale Volume	268	377	567	744
Brokered Home Resale Revenues, net	$450	$618	$943	$1,275

(1)	Results of continuing operations.

(2)	Quarter and six months ended June 30, 2007 includes 13 and 23 third-party dealer sales, respectively. Quarter and six months ended June 30, 2006 include 15 and 29 third-party dealer sales, respectively.

(3)	Quarter and six months ended June 30, 2007 includes 3 and 5 third-party dealer sales, respectively. Both the quarter and six months ended June 30, 2006 includes two third-party dealer sales.

Equity LifeStyle Properties, Inc.
(Unaudited)
Summary of Total Sites as of June 30, 2007:

Sites
Community sites (1)	45,700
Resort sites:
Annuals	19,100
Seasonal	8,300
Transient	8,900
Membership (2)	24,100
Joint Ventures (3)	6,800

112,900

(1)	Includes 1,581 sites from discontinued operations.

(2)	All sites are currently leased to Privileged Access.

(3)	Joint Venture income is included in Equity in income from unconsolidated joint ventures.
Funds available for distribution (FAD):

	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Funds from operations	$18,102	$16,347	$49,556	$43,873
Non-revenue producing improvements to real estate	(3,769)	(2,777)	(6,383)	(5,436)

Funds available for distribution	$14,333	$13,570	$43,173	$38,437

FAD per Common Share – Basic	$0.48	$0.46	$1.44	$1.30
FAD per Common Share – Fully Diluted	$0.47	$0.45	$1.42	$1.27

Earnings and FFO per Common Share Guidance on a fully-diluted basis (unaudited):

	Full Year 2007		Full Year 2008
	Low	High	Low	High
Projected net income	$0.98	$1.06	$0.84	$0.96
Projected depreciation	2.11	2.11	2.11	2.11
Gain on sale of properties	(0.38)	(0.38)	—	—
Projected income allocated to common OP units	0.24	0.26	0.20	0.23

Projected FFO available to common shareholders	$2.95	$3.05	$3.15	$3.30

     Funds from Operations (“FFO”) is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
     FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.